Partners Group

REALIZING POTENTIAL IN PRIVATE MARKETS

COVER LETTER TO OFFER TO PURCHASE AND LETTER OF TRANSMITTAL
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisors

IF YOU DO NOT WANT TO SELL YOUR LIMITED LIABILITY COMPANY UNITS AT THIS TIME, PLEASE
DISREGARD THIS NOTICE. THIS IS SOLELY NOTIFICATION OF THE FUND’S TENDER OFFER.

December 27, 2016

Dear Partners Group Private Equity (Institutional), LLC Member:

We are writing to inform you of important dates relating to a tender offer by Partners Group Private Equity (Institutional), LLC (the “Fund”). If you are not interested in having the Fund repurchase some or all of your limited liability company units (including fractions thereof) (“Units”) valued as of March 31, 2017, please disregard this notice and take no action.

The tender offer period will begin on December 27, 2016 and will end at 11:59 p.m., Eastern Time, on January 25, 2017, at which point the tender offer will expire. The purpose of the tender offer is to provide liquidity to Members of the Fund that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender all or some of your Units for purchase by the Fund during this tender offer period, please contact your Financial Advisor (“FA”) who will enter the order and provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing. Your FA must submit the form before 11:59 p.m., Eastern Time, on January 25, 2017. If you do not wish to have all or some of your Units repurchased, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR UNITS REPURCHASED.

If you have any questions, please refer to the enclosed Offer to Purchase document, which contains additional important information about the tender offer, or call your FA.

Sincerely,

Partners Group Private Equity (Institutional), LLC

OFFER TO PURCHASE
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisors

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC
1114 Avenue of the Americas, 37th Floor
New York, New York 10036

OFFER TO PURCHASE UNITS
 DATED DECEMBER 27, 2016

LETTERS OF TRANSMITTAL MUST BE
 PROCESSED BY YOUR FINANCIAL ADVISOR
BY JANUARY 25, 2017.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
11:59 P.M., EASTERN TIME, ON JANUARY 25, 2017,
 UNLESS THE OFFER IS EXTENDED

To the Members of
 Partners Group Private Equity (Institutional), LLC:

Partners Group Private Equity (Institutional), LLC a closed‑end, non‑diversified management investment company organized as a Delaware limited liability company (the “Fund”), is offering to purchase for cash on the terms and conditions set out in this offer to purchase (this “Offer to Purchase”) and the related Letter of Transmittal (which, together with this Offer to Purchase, constitutes the “Offer”) an amount of Units (as defined below), including fractions thereof, with an aggregate net asset value up to approximately 5.00% of the net assets of the Fund. The Fund seeks to achieve its investment objective by investing substantially all of its assets in Partners Group Private Equity (Master Fund), LLC, a Delaware limited liability company (the “Master Fund”). The investment manager of the Master Fund is Partners Group (USA) Inc. (the “Adviser”). The Offer is being made pursuant to tenders by members of the Fund (“Members”) at a price equal to the net asset value of the tendered Units as of March 31, 2017 (or at a later date determined by the Fund if the Offer is extended) (in each case, the “Valuation Date”), less any Repurchase Fee (as defined below) due to the Fund in connection with the repurchase. As discussed in the Request for Voting Instructions filed with the Securities and Exchange Commission (“SEC”) on FORM DEF 14A on May 6, 2016, a Plan of Reorganization providing for the liquidation of the Fund and the distribution of Class I Interests in the Master Fund to Members, resulting in a single fund with a multiple class structure (the “Reorganization”), was approved by Members and other members of the Master Fund. As used in the Offer, the term “Unit” or “Units” refers to the limited liability company units in the Fund representing beneficial Units in the Fund, and includes all or any portion of a Member’s Units, including fractions thereof, as the context requires. The Reorganization is expected to occur effective as of January 1, 2017. Therefore, “Unit” or “Units” as used in this Offer also refers to the Class I Interests in the Master Fund that will be owed by Members following the Reorganization. A tender of Units of the Fund will constitute a tender of Class I Interests in the Master Fund upon the closing of the Reorganization.

Members that desire to tender Units for purchase must do so by 11:59 p.m., Eastern Time, on January 25, 2017 (the “Initial Notice Due Date”), subject to any extension of the Offer made in the absolute discretion of the Fund’s Board of Managers. The later of the Initial Notice Due Date or the latest time and date that the Fund designates as the deadline for Members to tender Units for purchase is called the “Notice Due Date” and is the date upon which the Offer expires. If the Fund elects to extend the tender period, the net asset value of the Units tendered for purchase will be determined at the close of business on a day determined by the Fund and notified to the Members. The Offer is being made to all Members and is not conditioned on any minimum amount of Units being tendered, but is subject to certain conditions described below. Units are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Limited Liability Company Agreement dated as of February 27, 2009 (as it may be amended, modified or otherwise supplemented from time to time, the “LLC Agreement”).

Members should realize that the value of the Units tendered in the Offer likely will change between November 30, 2016 (the last time net asset value was calculated) and the Valuation Date when the value of the Units tendered to the Fund for purchase will be determined. Members tendering their Units should also note that they will remain Members in the Fund, with respect to the Units tendered and accepted for purchase by the Fund, through April 1, 2017, or a later date determined by the Fund if the Offer is extended (in each case, the “Repurchase Date”). Any tendering Members that wish to obtain the estimated net asset value of their Units should contact State Street Bank and Trust Company, the Fund’s administrator, at (888) 977-9790 or at State Street Bank and Trust Company, Attention: Partners Group Private Equity (Institutional), LLC, 1 Heritage Drive, Mailstop OHD0100, North Quincy, MA 02171, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

Members desiring to tender all or some of their Units in accordance with the terms of the Offer should contact their FA who will enter the order and provide a customized Tender Offer Form. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing.

Important

None of the Fund, the Adviser or the Fund’s Board of Managers makes any recommendation to any Member whether to tender or refrain from tendering Units. Members must make their own decisions whether to tender Units, and, if they choose to do so, the amount of their Units to tender.

Because each Member’s investment decision is a personal one, based on financial circumstances, no person has been authorized to make any recommendation on behalf of the Fund as to whether Members should tender Units pursuant to the Offer. No person has been authorized to give any information or to make any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, such recommendation and such information and representations must not be relied on as having been authorized by the Fund, the Adviser, or the Fund’s Board of Managers.

This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission or any state securities commission passed on the fairness or merits of such transaction or on the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

Questions and requests for assistance and requests for additional copies of the Offer may be directed to your FA.

TABLE OF CONTENTS

1.	Summary Term Sheet	1
2.	Background and Purpose of the Offer	2
3.	Offer to Purchase and Price	3
4.	Amount of Tender	3
5.	Procedure for Tenders	4
6.	Withdrawal Rights	4
7.	Purchases and Payment	5
8.	Certain Conditions of the Offer	6
9.	Certain Information about the Fund	6
10.	Certain Federal Income Tax Consequences	7
11.	Miscellaneous	7

1.	SUMMARY TERM SHEET

This Summary Term Sheet highlights certain information concerning the Offer. To understand the Offer fully and for a more complete discussion of the terms and conditions of the Offer, please read carefully this entire Offer to Purchase and the related Letter of Transmittal. Section references are to this Offer to Purchase.

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The Fund (referred to as “we”, “us” or the “Fund” in this Summary Term Sheet) is offering to purchase Units in an amount up to approximately 5.00% of the net assets of the Fund (or $17,300,000 as of November 30, 2016). We will purchase your Units at their net asset value (that is, the value of the Fund’s total assets minus its total liabilities, including accrued fees and expenses, multiplied by the proportionate number of Units in the Fund you desire to tender, after giving effect to all allocations, including any incentive allocation) calculated as of the Valuation Date, less any Repurchase Fee (defined below) due to the Fund in connection with the repurchase. The net asset value of Units will be calculated for this purpose as of March 31, 2017 or, if the Offer is extended, as of any later Valuation Date. The Offer will remain open until 11:59 p.m., Eastern Time, on January 25, 2017 (or if the Offer is extended, until any later Notice Due Date), at which time the Offer is scheduled to expire. If the Reorganization closes before the Valuation Date, the Offer will be in an amount up to approximately 5.00% of the net asset value of the Master Fund (or $105,800,000 as of November 30, 2016) calculated as of the Valuation Date, less any Repurchase Fee due to the Master Fund in connection with the repurchase.

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The Fund reserves the right to adjust the Valuation Date to correspond with any extension of the Offer. The Fund will review the net asset value calculation of the Units during the Fund’s audit for the fiscal year ending on March 31, 2017, which the Fund expects will be completed within 60 days of the fiscal year-end, and that net asset value will be used to determine the final amount paid for tendered Units. Because the Fund’s current fiscal year will end on March 31, 2017, the Fund expects that the audit will be completed by the end of May 2017.

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A Member may tender all or some of its Units. If a Member tenders some of its Units in an amount that would cause the Member’s remaining Units to have a net asset value of less than $100,000, the Board of Managers reserves the right to reduce the amount to be repurchased from the Member so that the required minimum account balance is maintained or to repurchase the remainder of the Member’s Units in the Fund. See Section 4.

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A Member who tenders Units prior to holding such Units for 12 consecutive months may be subject to a “Repurchase Fee” payable to the Fund equal to 2.00% of the amount requested to be purchased, to be netted against withdrawal proceeds.

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If you tender your Units and we purchase those Units, we will issue you a non-interest bearing, non-transferable promissory note (the “Note”) entitling you to an amount equal to the net asset value of the Units tendered (valued in accordance with the LLC Agreement) determined as of March 31, 2017 (or if the Offer is extended, the net asset value determined on the Valuation Date), less any Repurchase Fee due to the Fund in connection with the repurchase.

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The Note will entitle you to an initial payment in cash (valued according to the LLC Agreement) equal to at least 95% of the unaudited net asset value of the Units, less any Repurchase Fee due to the Fund in connection with the repurchase (the “Initial Payment”). The Initial Payment will be made on or before the fifteenth business day after April 1, 2017, or a later date determined by the Fund if the Offer is extended (in each case, the “Repurchase Date”), provided that if the Reorganization has not yet closed and the Fund has requested the repurchase of all or a portion of its Master Fund Interest in order to satisfy the Initial Payment, the Initial Payment may be postponed until ten business days after the Fund has received at least 95% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund.

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The Note will also entitle the tendering Member to receive a contingent payment (the “Post‑Audit Payment”) equal to the excess, if any, of (1) the aggregate value of the repurchased Units as of the Valuation Date (as it may be adjusted based upon the next annual audit of the Fund’s financial statements), over (2) the Initial Payment. The Post‑Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. The Note will be held by State Street Bank and Trust Company on your behalf. Upon a written request by you to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to you at the address for you as maintained in the books and records of the Fund. See Section 7.

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If we accept the tender of your Units, we will pay you the proceeds from one or more of the following sources: cash on hand, proceeds from the sale of a portion of the Fund’s Interest in the Master Fund, the sale of securities held by the Fund, withdrawal proceeds from investment funds in which the Fund invests, or borrowings. The purchase amount will be paid entirely in cash. See Section 7.

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If you desire to tender Units for purchase, you must do so by 11:59 p.m., Eastern Time, on January 25, 2017 (or if the Offer is extended, by any later Notice Due Date), at which time the Offer is scheduled to expire. Until that time, you have the right to change your mind and withdraw any tenders of your Units. Units withdrawn may be re‑tendered, however, provided that such tenders are made before the Notice Due Date by following the tender procedures described herein. If the Fund has not yet accepted your tender of Units on or prior to February 23, 2017 (i.e., the date 40 business days from the commencement of the Offer), you will also have the right to withdraw the tender of your Units after such date. See Section 6.

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If you would like us to purchase your Units, you should contact your FA who will enter your order and provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing. Your FA must submit the form before 11:59 p.m., Eastern Time, on January 25, 2017. See Section 5. The value of your Units may change between November 30, 2016 (the last time net asset value was calculated) and the Valuation Date when the value of the Units being purchased will be determined. See Section 3.

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As of November 30, 2016, the net asset value of the Fund was $345,116,791. If you would like to obtain the estimated net asset value of your Units, which we calculate from time to time, based upon the information we receive from the managers of the investment funds in which we invest, you may contact State Street Bank and Trust Company at (888) 977-9790 or at the address listed on the cover page of the Letter of Transmittal, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time). See Section 3.

2.	BACKGROUND AND PURPOSE OF THE OFFER.

The purpose of the Offer is to provide liquidity to the Members that hold Units in the Fund, as contemplated by and in accordance with the procedures set out in the Fund’s registration statement on Form N-2 (as it may be amended, modified or otherwise supplemented from time to time, the “Registration Statement”) and the LLC Agreement. The Registration Statement and the LLC Agreement provide that the board of managers of the Fund (the “Board of Managers”) has the discretion to determine whether the Fund will purchase Units from time to time from Members pursuant to written tenders, and that one of the factors the Board of Managers will consider in making such determination is whether the Master Fund is making a contemporaneous offer to repurchase interests in the Master Fund. The Registration Statement also states that the Adviser anticipates recommending to the Master Fund’s board of managers that the Master Fund offer to repurchase interests from its members quarterly each year.  The Fund commenced operations on July 1, 2009 and has previously made twenty-four offers to purchase Units from Members.

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Because there is no secondary trading market for Units and transfers of Units are prohibited without prior approval of the Adviser, the Board of Managers has determined to cause the Fund to make the Offer, after consideration of various matters, including but not limited to those set out in the Registration Statement and the LLC Agreement, including that the Master Fund is making a contemporaneous offer to repurchase interests in the Master Fund. While the Adviser intends to recommend to the Master Fund’s board of managers that the Master Fund offer to repurchase interests in the Master Fund on a quarterly basis each year, the Master Fund’s board of managers is under no obligation to follow such recommendations.

The purchase of Units pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Members that do not tender Units. Members that retain their Units may be subject to increased risks due to the reduction in the Fund’s aggregate assets resulting from payment for the Units tendered. These risks include the potential for greater volatility due to decreased diversification. The Fund believes, however, that this result is unlikely given the nature of the Fund’s investment program. A reduction in the aggregate assets of the Fund may result in Members that do not tender Units bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Units are made by new and existing Members from time to time. Payment for Units purchased pursuant to the Offer may also require the Fund to tender a portion of its Interest in the Master Fund, if the Reorganization has not yet closed. Such a tender by the Fund could result in the Adviser being required to raise cash to accommodate the tender by liquidating portfolio holdings in the Master Fund earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses or increased investment related expenses for the Master Fund. In addition to its own operating expenses, the Fund bears a pro rata portion of the operating expenses of the Master Fund until the closing of the Reorganization.

Units that are tendered to the Fund in connection with the Offer will be retired, although the Fund may issue Units from time to time in transactions not involving any public offering, conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, in accordance with the Registration Statement. The Fund currently expects that it will accept subscriptions for Units as of the first day of each month, but is under no obligation to do so, and may do so more frequently as determined by the Board of Managers.

The tender of Units by a Member will not affect the record ownership of such Member for purposes of voting or entitlement to any distributions payable by the Fund unless and until such Units are purchased. You should also realize that although the Offer is scheduled to expire on January 25, 2017 (unless it is extended), you remain a Member of the Fund with respect to the Units you tendered that are accepted for purchase by the Fund through the Repurchase Date.

3.	OFFER TO PURCHASE AND PRICE.

The Fund will, on the terms and subject to the conditions of the Offer, purchase an amount of Units up to approximately 5.00% of the net assets of the Fund that are tendered by Members by 11:59 p.m., Eastern Time, on January 25, 2017 (or if the Offer is extended, by any later Notice Due Date), and not withdrawn (as provided in Section 6 below) prior to the Notice Due Date. The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 4 and 8 below. The value of the Units tendered for purchase will be their value as of March 31, 2017 or, if the Offer is extended, as of any later Valuation Date, payable as set out in Section 7. The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

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4.	AMOUNT OF TENDER.

Subject to the limitations set out below, a Member may tender all or some of its Units. If a Member tenders some of its Units in an amount that would cause the remaining Units to have a net asset value of less than $100,000, the Board of Managers reserves the right to reduce the amount to be repurchased from the Member so that the required minimum account balance is maintained or to repurchase the remainder of the Member’s Units in the Fund. The Offer is being made to all Members of the Fund and is not conditioned on any minimum amount of Units being tendered.

If the amount of Units that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 6 below is less than or equal to approximately 5.00% of the net assets of the Fund (or such greater amount as the Fund may elect to purchase pursuant to the Offer), the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Units so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 8 below. If Units in excess of approximately 5.00% of the net assets of the Fund are duly tendered to the Fund prior to the Notice Due Date and not withdrawn prior to the Notice Due Date pursuant to Section 6 below, the Fund will in its sole discretion either (a) accept the additional Units permitted to be accepted pursuant to Rule 13e‑4(f)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) extend the Offer, if necessary, and increase the amount of Units that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Units tendered as well as any Units tendered during the extended Offer; or (c) accept Units tendered prior to the Notice Due Date and not withdrawn prior to the Notice Due Date for payment on a pro rata basis based on the aggregate net asset value of tendered Units. The Offer may be extended, amended or canceled in other circumstances described in Section 8 below.

5.	PROCEDURE FOR TENDERS.

Members wishing to tender Units pursuant to this Offer to Purchase should contact their FA who will enter the order and provide a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing. Your FA must submit the form before 11:59 p.m., Eastern Time, on January 25, 2017 (or if the Offer is extended, no later than any later Notice Due Date).

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination will be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Units or any particular Member, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund will determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Adviser or the Board of Managers will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give such notice.

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6.	WITHDRAWAL RIGHTS.

Until the Notice Due Date, Members have the right to change their minds and withdraw any tenders of their Units. Units withdrawn may be re-tendered, however, provided that such tenders are made before the Notice Date by following the tender procedures described in Section 5. Pursuant to Rule 13e‑4(f)(2)(ii) of the Exchange Act, if the Fund has not yet accepted a Member’s tender of Units on or prior to February 23, 2017 (i.e., the date 40 business days from the commencement of the Offer), a Member will also have the right to withdraw its tender of Units after such date. To be effective, any notice of withdrawal must be timely received. Please contact your FA if you wish to withdraw your tender. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination will be final and binding. A tender of Units properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer.

7.	PURCHASES AND PAYMENT.

For purposes of the Offer, the Fund will be deemed to have accepted Units that are tendered if and when it gives written notice to the tendering Member of its election to purchase such Units. As stated in Section 3 above, the amount offered for the Units tendered by Members will be the value thereof as of March 31, 2017, or if the Offer is extended, as of any later Valuation Date. The value will be determined after all allocations to capital accounts of the Members required to be made by the LLC Agreement have been made, including any Repurchase Fee due to the Fund in connection with the repurchase and any incentive allocation. The Fund will not pay interest on the purchase amount.

For Members that tender Units that are accepted for purchase, payment of the purchase amount will consist of the Note, a non-interest-bearing non‑transferable promissory note. The Note will entitle the Member to receive the Initial Payment in an amount equal to at least 95% of the unaudited net asset value of the Units tendered and accepted for purchase by the Fund, determined as of the Valuation Date, less any Repurchase Fee due to the Fund in connection with the repurchase. The Fund may take up to 15 business days after the Repurchase Date to make the Initial Payment, provided that if the Reorganization has not yet occurred and the Fund has requested the repurchase of all or a portion of its Master Fund Interest in order to satisfy the Initial Payment, the Initial Payment may be postponed until ten business days after the Fund has received at least 95% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund.

The Note will also entitle the tendering Member to receive a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (1) the aggregated value of the repurchased Units as of the Valuation Date (as it may be adjusted based upon the next annual audit of the Fund’s financial statements), over (2) the Initial Payment. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

The Note pursuant to which a tendering Member will receive the Initial Payment and, if applicable, Post-Audit Payment (together, the “Cash Payment”) will be held by State Street Bank and Trust Company on behalf of the tendering Member. Upon a written request by a Member to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the Member at the address of the Member as maintained in the books and records of the Fund. Any Cash Payment due pursuant to the Note will be made by wire transfer directly to Merrill who will facilitate the distribution of proceeds into the tendering Member’s brokerage account.

The Fund will make payment for Units it purchases pursuant to the Offer from one or more of the following sources: cash on hand, proceeds from the sale of a portion of its Interest in the Master Fund (if the Reorganization has not occurred), proceeds from the sale of securities held by the Fund, withdrawal proceeds from investment funds in which the Fund invests, or borrowings. Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily, as an entry on its books, a distinct account consisting of (1) cash, (2) liquid securities, (3) interests in specific investment funds in which the Fund invests, or (4) a portion of its Interest in the Master Fund (if the Reorganization has not occurred) (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of any Units tendered. None of the Fund, the Board of Managers, or the Adviser have determined at this time to borrow funds to purchase Units tendered in connection with the Offer. However, depending on the dollar amount of Units tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to fund any portion of the amount offered for the purchase of Units, subject to compliance with applicable law, through borrowings. The Fund expects that the repayment of any amounts so borrowed will be financed from additional funds contributed to the Fund by existing and/or new Members, from a tender of a portion of its Interest in the Master Fund (if the Reorganization has not occurred), withdrawal of capital from the investment funds in which it invests or from the proceeds of the sale of securities held by the Fund.

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The purchase amount will be paid entirely in cash.

8.	CERTAIN CONDITIONS OF THE OFFER.

In the absolute discretion of the Board of Managers, the Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying Members of such extension. In the event that the Fund elects to extend the tender period, the net asset value of the Units tendered for purchase will be determined as of the later Valuation Date. During any such extension, all Units previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right at any time and from time to time up to and including acceptance of tenders pursuant to the Offer: (a) to cancel the Offer in the circumstances set out in the following paragraph and in the event of such cancellation not to purchase or pay for any Units tendered pursuant to the Offer; (b) to amend the Offer; and (c) to postpone the acceptance of Units. If the Fund determines to amend the Offer or to postpone the acceptance of Units tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify Members.

The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objectives and policies in order to purchase Units tendered pursuant to the Offer; (b) there is, in the judgment of the Board of Managers, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund, (ii) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the net asset value of the Fund from the net asset value of the Fund as of the commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its Members if Units tendered pursuant to the Offer were purchased; (c) the Board of Managers determines that it is not in the best interest of the Fund to purchase Units pursuant to the Offer; or (d) for any other periods that the Securities and Exchange Commission (the “SEC”) permits by order for the protection of Members.

9.	CERTAIN INFORMATION ABOUT THE FUND.

The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. It is organized as a Delaware limited liability company. Subscriptions for limited liability company interests in the Fund were first accepted for investment as of July 1, 2009. The Fund seeks to achieve its investment objective by investing substantially all of its assets in the Master Fund. The principal office of the Fund is located at 1114 Avenue of the Americas, 37th Floor, New York, New York, 10036 and the telephone number is (212) 908-2600. Units are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LLC Agreement.

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 Based on November 30, 2016 estimated values: Robert M. Collins, Manager and President of the Fund, beneficially owns $223,109 of Interests (approximately 0.06% of Interests) in the Fund; James F. Munsell, Manager of the Fund, does not have any beneficial ownership in the Fund; Robert J. Swieringa, Manager of the Fund, does not have any beneficial ownership in the Fund; L. Randolph Hood, Adviser to the Board, does not have any beneficial ownership in the Fund; and Stephen G. Ryan, Adviser to the Board, does not have any beneficial ownership in the Fund.

As discussed in the Request for Voting Instructions filed with the SEC on FORM DEF 14A on May 6, 2016, a Plan of Reorganization providing for the liquidation of the Fund and the distribution of Class I Interests in the Master Fund to Members, resulting in a single fund with a multiple class structure, was approved by Members and members of the Master Fund. As a result of the Reorganization, Members of the Fund will become members of the Master Fund effective as of the close of the Reorganization, which is expected to occur on January 1, 2017. The Members also approved a Second Amended and Restated Limited Liability Company Agreement for the Master Fund which was proposed in part to effectuate a change in the Master Fund’s tax status effective as of the closing of the Reorganization. Specifically, the Master Fund will elect to be classified as a “regulated investment company” for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended. The tax conversion, among other things will require the Master Fund to pay dividends and capital gain distributions at least annually to its members. Reference is hereby made to the Request for Voting Instructions, which is incorporated herein by reference

Other than as discussed herein and as described in the Request for Voting Instructions, none of the Fund, the Adviser or the Board of Managers has any plans or proposals that relate to or would result in: (1) aside from the Reorganization, an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (2) any purchase, sale or transfer of a material amount of assets of the Fund; (3) except as described herein and the change in the repurchase procedures described in the Request for Voting Instructions, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) any change in the present Board of Managers or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of members of the Board of Managers, or to fill any existing vacancy on the Board of Managers or to change any material term of the employment contract of any executive officer; (5) aside from the Reorganization, any other material change in the Fund’s corporate structure or business, including any plans or proposals to make any changes in its investment policies, for which a vote would be required by Section 13 of the 1940 Act; (6) the acquisition by any person of additional Units (other than the Fund’s intention to accept subscriptions for Units on the first day of each month and from time to time in the discretion of the Board of Managers), or the disposition of Units (other than through periodic purchase offers, including the Offer); or (7) any changes in the LLC Agreement or other governing instruments or other actions that could impede the acquisition of control of the Fund.

Other than the acceptance of subscriptions as of November 1, 2016 and December 1, 2016, there have been no transactions involving Units that were affected during the past 60 days by the Fund, the Adviser, any member of the Board of Managers or any person controlling the Fund, the Adviser or the Board of Managers.

10.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

The following discussion is a general summary of the federal income tax consequences of the purchase of Units by the Fund for cash pursuant to the Offer. Members should consult their own tax advisors for a complete description of the tax consequences to them of a purchase of their Units by the Fund pursuant to the Offer.

7

A Member who sells all or part of the Member's Units to the Fund will generally recognize income or gain only to the extent the amount of cash received by the Member exceeds the Member's adjusted tax basis in the Member's investment at that time. The Member's adjusted tax basis in the Member's Units will be reduced by the amount of any cash received by the Member from the Fund, and any excess of that cash over that basis will generally constitute capital gain for the Member. It is possible, however, that Members might recognize some ordinary income by reason of the sale, under certain technical rules that apply to the extent a member disposes of the member's share of "unrealized receivables" of a limited liability company (as defined in Internal Revenue Code section 751). No loss will be recognized by a Member on such a sale to the Fund, except that a Member who sells the Member's entire investment to the Fund may recognize a capital loss at the time of the determination of the Post-Audit Payment to the extent the aggregate cash received, and to be received, by the Member is less than the Member's adjusted tax basis in the Units.

Following the Reorganization, the repurchase of Class I Interests is a taxable event on which a gain or loss may be recognized. The amount of gain or loss is based on the difference between your tax basis in the Class I Interests and the amount you receive for them upon disposition, which will include the Initial Payment and the Post-Audit Payment. Generally, you will recognize long-term capital gain or loss if you have held your Class I Interests for over twelve months at the time you dispose of them. Gains and losses on shares held for twelve months or less will generally constitute short-term capital gains, except that a loss on shares held six months or less will be recharacterized as a long-term capital loss to the extent of any capital gains distributions that you have received on the shares. A Member’s holding period with respect to its Class I Interests that are repurchased should include the Member’s holding period with respect to its applicable Units. A loss realized on a sale or exchange of Class I Interests may be disallowed under the so-called “wash sale” rules to the extent the Class I Interests disposed of are replaced with other Class I Interests of the Master Fund within a period of 61 days beginning 30 days before and ending 30 days after the Class I Interests are disposed of, such as pursuant to a dividend reinvestment in shares of the Class I Interests. If disallowed, the loss will be reflected in an adjustment to the basis of the Class I Interests acquired.

11.	MISCELLANEOUS.

The Offer is not being made to, nor will tenders be accepted from, Members in any jurisdiction in which the Offer or its acceptance would not comply with the securities or other laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Members from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer. A free copy of such statement may be obtained by contacting State Street Bank and Trust Company at the address and telephone number set out on the first page of the Letter of Transmittal or from the SEC’s internet web site, http://www.sec.gov. A copy may be inspected and copied at, and, for a fee, may be obtained by mail from, the public reference office of the SEC at 100 F Street, N.E., Washington, DC 20549.

8

LETTER OF TRANSMITTAL

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

LETTER OF TRANSMITTAL

Regarding Units in

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

Tendered Pursuant to the Offer to Purchase
 Dated December 27, 2016

THIS LETTER OF TRANSMITTAL IS FOR SAMPLE PURPOSES ONLY.
CONTACT YOUR FINANCIAL ADVISOR TO OBTAIN A CUSTOMIZED TENDER OFFER FORM FOR YOUR ACCOUNT.

THE CUSTOMIZED TENDER OFFER FORM PROVIDED BY YOUR FINANCIAL ADVISOR
MUST BE SIGNED AND RETURNED TO YOUR FINANCIAL ADVISOR.

THE TENDER OFFER FORM MUST BE
 PROCESSED BY YOUR FINANCIAL ADVISOR
BY JANUARY 25, 2017.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 11:59 P.M., EASTERN TIME, ON JANUARY 25, 2017,
UNLESS THE OFFER IS EXTENDED.

Letter of Transmittal Page 1 of 5

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Private Equity (Institutional), LLC, a closed‑end, non‑diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), some or all of the limited liability company units in the Fund (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 27, 2016 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.  The undersigned further understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV of less than $100,000, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

A promissory note (the “Note”) for the value of the purchased Units will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds directly to Merrill who will facilitate the distribution of proceeds into the tendering Member’s brokerage account.

The Note will also reflect the “Post‑Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post‑Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited value of the Fund as of March 31, 2017, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

Letter of Transmittal Page 2 of 5

FOR SAMPLE PURPOSES ONLY CONTACT YOUR FINANCIAL ADVISOR

Tender Offer Request

Order Form - U.S. Investors

Document No.:	Client Account No.:
Subscriber Name:	Production No. / UST CAI No.:

These Tender Offer Request Signature Pages (or "Signature Pages") relate to the client's (the "Client") redemption from one or more investment funds (each, a "Fund"). The term "Fund" or "Funds" as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term "Interest" refers to any unit of participation, share, or other form of interest issued by a Fund.

Instructions for Placing a Request for a Tender Offer for the Funds

After discussing the terms of the tender offer or redemption request with the Client, the Financial Advisor, Portfolio Manager or registered representative (each, an "Investment Professional") must:

Step 1. REVIEW Client Information

Review all pages of this document for accuracy and completeness prior to delivering to the Client.

Step 2. DISCUSS with your Client

Ensure your Client understands, verifies and completes all sections of this document before signing.

Step 3. SIGN and DATE

Your Client must sign and date the document. (For fiduciary accounts, instructions for signing requirements are included in the offering kits of each Fund.)

Step 4. SCAN and SUBMIT

Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website.

Investment Professional Attestation

The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client's investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client's contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of Interests issued by each Fund in which the Client currently invests.

Investment Professional Name

Investment Professional Signature Date

SAMPLE

Document No.:	Client Account No.:	Production No. / UST CAI No.:
Subscriber Name:		1 of 3

TENDER_v1.1

Letter of Transmittal Page 3 of 5

FOR SAMPLE PURPOSES ONLY CONTACT YOUR FINANCIAL ADVISOR

Document No.: Client Account No.: Production No. / UST CAI No.:
Subscriber Name:

Client Account Details

Attention!
The Fund will not accept a P.O. Box as the Primary Address. If the address above is a P.O. Box, please handwrite a physical mailing address on the additional lines provided.

Account Registration and Address

Account Classification	Taxpayer Identification No.	Account Number

Request Tender / Redemption Details

Fund Name:				
Effective Date	Cut-off Date	Channel	Tender Type ☐ Full ☐ Partial	Units (If Partial)

Payment – Cash

Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the Client's account.

SAMPLE

Document No.: Client Account No.: Production No. / UST CAI No.:
Subscriber Name: 2 of 3
TENDER_v1.1

Letter of Transmittal Page 4 of 5

FOR SAMPLE PURPOSES ONLY CONTACT YOUR FINANCIAL ADVISOR

Document No.: Client Account No.: Production No. / UST CAI No.:
Subscriber Name:

Signature

By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. . You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows (a) the Social Security/Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9) , (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding, (c) if an exemption from FATCA reporting was requested on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. You agree to notify your Investment Professional within 30 days of any change in the information set forth above.

Certification instructions. You must cross out item (b) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Signature 1:

Signature 1 Date

Signer's Name Title
(please print)

Signature 2:

Signature 2 Date

Signer's Name Title
(please print)

SAMPLE

Document No.: Client Account No.: Production No. / UST CAI No.:
Subscriber Name: 3 of 3

TENDER_v1.1

Letter of Transmittal Page 5 of 5

TO CANCEL TENDER PREVIOUSLY SUBMITTED

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

Tendered Pursuant to the Offer to Purchase
 Dated December 27, 2016
THIS NOTICE OF WITHDRAWAL IS FOR SAMPLE PURPOSES ONLY.
CONTACT YOUR FINANCIAL ADVISOR IF YOU WISH TO WITHDRAW YOUR TENDER.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT
11:59 P.M., EASTERN TIME, ON JANUARY 25, 2017,
UNLESS THE OFFER IS EXTENDED.

Cancel Tender Page 1 of 2

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company units in Partners Group Private Equity (Institutional), LLC (the “Fund”), or the tender of some of such units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[   ]     All of the undersigned’s entire limited liability company units.

[   ]     A portion of the undersigned’s limited liability company units expressed as a number of units

_______________________ (number of units)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

Cancel Tender Page 2 of 2

FORMS OF LETTERS FROM THE FUND TO MEMBERS IN CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

    [______ __, 20__]

Dear Member:

Partners Group Private Equity (Master Fund), LLC (the “Fund”) has received and accepted for purchase your tender of all or a part of your limited liability company interests in the Fund (your “Interests”).

Because you have tendered and the Fund has purchased all or a part of your Interests, you have been issued a note (the “Note”) entitling you to receive an initial payment in an amount equal to at least 95% of the value of the purchased Interests based on the unaudited value of the Fund as of March 31, 2017, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal no later than April 21, 2017, unless the repurchase date of the Interests in the Fund has changed; provided that, if you tendered only a portion of your Class I Interests, and the remaining portion of your Class I Interests would be less than the required minimum account balance of $100,000, the Fund’s Board of Managers reserves the right to reduce the amount to be repurchased from you so that the required minimum account balance is maintained or to repurchase the remainder of your Units, in accordance with the terms of the tender offer. The Note will be held by State Street Bank and Trust Company on your behalf. Upon a written request by you to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to you at the address for you as maintained in the books and records of the Fund.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you promptly after the completion of the Fund’s next annual audit according to the terms of the tender offer. We expect that the annual audit of the Fund’s financial statements will be completed by the end of May 2017.

If you are tendering only a portion of your Interests, you remain a Member of the Fund with respect to the portion of your Interests that you did not tender.

Should you have any questions, please feel free to contact State Street Bank and Trust Company at (888) 977-9790.

Sincerely,

Partners Group Private Equity (Master Fund), LLC

    [______ __, 20__]

Dear Member:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interests in Partners Group Private Equity (Master Fund), LLC (the “Fund”).

Because you have tendered and the Fund has purchased all or a part of your interests in the Fund, you have been paid an amount equal to at least 95% of the value of the purchased interests in the Fund based on the unaudited value of the Fund as of March 31, 2017, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal.

The balance of the purchase amount will be paid to you promptly after the completion of the Fund’s next annual audit according to the terms of the tender offer. We expect that the annual audit of the Fund’s financial statements will be completed by the end of May 2017.

Should you have any questions, please feel free to contact State Street Bank and Trust Company at (888) 977-9790.

Sincerely,

Partners Group Private Equity (Master Fund), LLC

Enclosure